Exhibit 99.1

AMENDMENT NO. 1 TO

INDEPENDENT CONSULTING AGREEMENT

Reference is hereby made to the Independent Consulting Agreement, dated on or about August 1, 2007, by and between Richard Torykian (“Consultant”) and American Defense Systems, Inc., (“Client”), a copy of which is attached hereto (the “Original Agreement”).

The purpose of this Amendment No. 1 to the Original Agreement (this “Amendment”) is to reaffirm the terms outlined in that earlier Independent Consulting Agreement between Consultant and Client and to agree to additional provisions which, taken together, represent the entire Consulting Agreement between the parties.

The parties agree to the following terms and conditions:

1.             Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

2.             The term of the Original Agreement, as amended by this Amendment (the “Term”), is deemed to have commenced on August 1, 2007 and shall continue in full force until July 31, 2011 (the “Initial Expiration Date”) unless earlier terminated by either Party in accordance with Section B(2)of the Original Agreement.

3.             Upon the execution of this Amendment, Consultant shall be paid Ninety Nine Thousand Nine Hundred and Ninety Nine Dollars ($99,999) representing consulting fee adjustments for 2007 and as payment of Quarterly Consulting fees for the first two quarters of 2008.  Upon payment of the foregoing fees and adjustments, all outstanding cash consulting fees due to Consultant through June 30, 2008 shall be deemed paid in full.  Effective July 1, 2008, the Quarterly Consulting fee shall be increased to Twenty

Five Thousand ($25,000) Dollars and shall be paid on or before the fifteenth day of the month following the end of each calendar quarter.  This fee shall be guaranteed through the Initial Expiration Date unless (i) Consultant has given Notice of Termination or (ii) Client has given the same following a breach by Consultant of any of his obligations under the Consulting Agreement.

4.             Consultant shall be awarded an option to purchase One Hundred Seventy Five Thousand (175,000) shares of Client’s common stock on each July 31 during the Term.  Each such option shall be issued pursuant to the Client’s 2007 Incentive Compensation Plan or such other similar plan that may hereafter be adopted by Client (“Incentive Compensation Plan”).  Subject to the terms of the Incentive Compensation Plan under which an option is granted, the exercise price per share of such option shall be equal to the “Fair Market Value” (as defined in such Incentive Compensation Plan) of Client’s common stock on the date of grant thereof.  The parties agree that (i) Fifty Thousand (50,000) shares of common stock has been already paid to Consultant pursuant to Section C(5) of the Original Agreement and (ii) that the remaining Fifty Thousand (50,000) shares shall be issued in increments of 25,000 shares on the last day of the two calendar quarters following the execution of this Amendment.

5.             (a)  Section C(1) of the Original Agreement is hereby amended and restated as follows:  Client shall pay to Consultant an Award Fee of five percent (5%) of the fees paid to Client by a Customer under a “Qualifying Contract.”  A “Qualifying Contract” means a contract or subcontract obtained during the Term by Client in which (i) Consultant initiated the relationship between Client and the customer under such contract or subcontract (the “Customer”) or (ii) any person first introduced by Consultant to Client initiated such relationship between Client and the Customer.  An Award Fee shall not be payable in any instance where such payment is prohibited by applicable law.

                (b)  The parties agree that as of the date hereof, Client has not entered into any Qualifying Contracts.

6.             In the event of Consultant’s death, the Term will end immediately on the date thereof.  In such event, all Award Fees not yet paid to Consultant shall continue to accrue and shall be paid directly to Consultant’s wife, Mary Lou Torykian.

7.             Except as expressly set forth in this Amendment, the Original Agreement is hereby ratified and confirmed in its entirety, and shall remain in full force and effect in accordance with its terms.

8.             The Original Agreement, as amended by this Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter thereof and hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter thereof and hereof.

9.             This Amendment may be executed and delivered in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument, and by PDF or facsimile transmission.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the 23rd day of July 2008.

American Defense Systems, Inc.

By:
Name:
Title:

Richard Torykian

By:
Richard Torykian